Exhibit 99.1

J. Alexander’s Corporation Announces End of “Go-Shop” Period; Board Designates Two Parties as Excluded Parties

NASHVILLE, Tenn.--(BUSINESS WIRE)--July 23, 2012--J. Alexander’s Corporation (NASDAQ: JAX) (“J. Alexander’s” or the “Company”) today announced the expiration of the “go-shop” period pursuant to the terms of the previously announced agreement with Fidelity National Financial, Inc. (NYSE: FNF) (“Fidelity”) to merge the Company with a subsidiary of American Blue Ribbon Holdings, Inc. (“ABRH”), a newly-formed, indirect majority-owned subsidiary of Fidelity (the “Merger Agreement”). The “go-shop” period expired at 11:59 p.m., Nashville time, on July 22, 2012.

During the “go-shop” period, the Company and its advisors engaged in discussions with parties that previously expressed an interest in a potential transaction with the Company, as well as other potentially interested parties. The Company entered into additional confidentiality agreements with both strategic and financial parties during the “go-shop” period and provided six potential buyers with due diligence information. Since commencing a formal process in the fall of 2011, the Company and its advisors contacted 77 potential acquirors, including 55 financial parties and 22 strategic parties.

Prior to the expiration of the “go-shop” period, the Company’s board of directors received two written proposals for potential alternative transactions with the Company, and determined that each of the parties submitting these alternative proposals is an “excluded party” under the Merger Agreement with which the Company may continue to negotiate following the end of the “go-shop” period. There can be no assurance that any alternative proposal will ultimately lead to a superior proposal, as negotiations with the excluded parties could terminate at any time.

The Company’s board of directors continues to recommend that the Company’s shareholders approve the Merger Agreement and the pending merger and related transactions.

About J. Alexander’s Corporation

J. Alexander’s Corporation operates 33 J. Alexander’s restaurants in 13 states: Alabama, Arizona, Colorado, Florida, Georgia, Illinois, Kansas, Kentucky, Louisiana, Michigan, Ohio, Tennessee and Texas. J. Alexander’s is an upscale, contemporary American restaurant known for its wood-fired cuisine. The Company’s menu features a wide selection of American classics, including steaks, prime rib of beef and fresh seafood, as well as a large assortment of interesting salads, sandwiches and desserts. J. Alexander’s also has a full-service bar that features an outstanding selection of wines by the glass and bottle.

J. Alexander’s Corporation is headquartered in Nashville, Tennessee.

Cautionary Statement Regarding Forward Looking Information

In connection with the safe harbor established under the Private Securities Litigation Reform Act of 1995, the Company cautions that certain information contained in this press release, particularly information regarding the expected date of closing and potential benefits of the transactions, is forward-looking information that involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things, the failure to receive, on a timely basis or otherwise, the requisite approvals by the Company’s shareholders and governmental or regulatory agencies; the risk that a condition to closing of the proposed transactions may not be satisfied or waived; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the effects of disruptions to business operations resulting from the transactions, including the ability of the combined company to retain and hire key personnel and maintain relationships with suppliers and other business partners; the risk of shareholder litigation in connection with the transactions and any related significant costs of defense, indemnification and liability; the possibility that costs or difficulties related to the integration of the Company and ABRH operations will be greater than expected; and the possibility that the anticipated benefits and synergies from the proposed transaction cannot be fully realized or may take longer to realize than expected; the risks and uncertainties that other parties’ interest in engaging in discussions concerning a potential transaction may be limited, or that any proposals for alternative transactions that are received may not be favorable. Further, the businesses of the Company and ABRH remain subject to a number of general risks and other factors that may cause actual results to differ materially. There can be no assurance that the proposed transactions will in fact be consummated or that a superior proposal will emerge. Additional information about these and other material factors or assumptions underlying forward looking statements concerning the Company are set forth in the reports that the Company files from time to time with the Securities and Exchange Commission (the “SEC”), including those items listed under the “Risk Factors” heading in Item 1.A of the Company’s Annual Report on Form 10-K for the year ended January 1, 2012. These forward-looking statements reflect the Company’s expectations as of the date of this press release. The Company disclaims any intent or obligation to update these forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

Important Additional Information and Where to Find It

A description and a copy of Merger Agreement can be found on the Company’s Current Report on Form 8-K, filed with the SEC on June 28, 2012. In connection with the proposed merger transaction with FNF, ABRH and J. Alexander’s will be filing documents with the SEC, including the filing by ABRH of a registration statement on Form S-4 that will include a proxy statement of J. Alexander’s that also constitutes a prospectus of ABRH. J. Alexander’s shareholders are urged to read the registration statement on Form S-4 and the related joint proxy statement/prospectus when they become available, as well as other documents filed with the SEC, because they will contain important information. The final joint proxy statement/prospectus will be mailed to shareholders of J. Alexander’s. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov, at the Company’s web site at www.jalexanders.com or by requesting copies from the Secretary of J. Alexander’s by telephone at (615) 269-1900.

Participants in the Merger Solicitation

J. Alexander’s and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the merger transaction. Information concerning J. Alexander’s executive officers and directors is set forth in its Annual Report on Form 10-K for the year ended January 1, 2012, filed with the SEC on April 2, 2012, and on Amendments No. 1 and No. 2 to its Annual Report on Form 10-K for the year ended January 1, 2012, filed with the SEC on April 30, 2012, and May 15, 2012, respectively. Additional information regarding the interests of participants of J. Alexander’s in the solicitation of proxies in respect of the transaction will be included in the above-referenced registration statement on Form S-4 and joint proxy statement/prospectus when it becomes available. You can obtain free copies of these documents from J. Alexander’s using the contact information above.

CONTACT:
J. Alexander’s Corporation
R. Gregory Lewis, 615-269-1900